UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12
Saks Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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☐ Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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October 24, 2013

THIRD REMINDER – UPCOMING SPECIAL MEETING MERGER VOTE

Dear Fellow Shareholder,

On October 30, 2013, Saks Incorporated (“Saks”) will hold a Special Meeting of Shareholders to approve the agreement and plan of merger for Saks to be acquired by Hudson’s Bay Company.  Upon the consummation of the merger, each share of common stock issued and outstanding immediately prior to the effective time (other than shares held by the Company, any subsidiary of the Company, Hudson’s Bay and Merger Sub, which will be cancelled) will be converted into the right to receive $16 in cash, without interest and less any applicable withholding taxes.

YOUR VOTE IS VERY IMPORTANT.  THE MERGER CANNOT BE COMPLETED UNLESS HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK VOTE IN FAVOR OF THE APPROVAL OF THE MERGER AGREEMENT.

Your Board encourages you to vote your shares immediately.  The failure to vote or to abstain from voting has the same effect as a vote against the merger agreement.  Your vote is critically important, and we urge you to cast it immediately.

Please follow the instructions on your attached proxy card or voting instruction form to vote by telephone or Internet.  Alternatively, sign, date and return the enclosed proxy card promptly in the envelope provided to vote FOR the merger.

VOTE “FOR” THE MERGER PROPOSAL TODAY!

Your board unanimously recommends that the shareholders of the Company vote “FOR” the proposal to approve the merger agreement. In addition, your board unanimously recommends that the shareholders of the Company vote “FOR” the advisory (non-binding) proposal to approve specified compensation that may become payable to the named executive officers of the Company in connection with the merger and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate to solicit additional proxies.

If you have any questions or need assistance in voting your shares, please contact our proxy solicitor, D.F. King & Co., Inc. toll-free at (800) 829-6554 or call collect at (212) 269-5550.

On behalf of your Board of Directors, we thank you for your continued support.

Sincerely,
Stephen I. Sadove
Chairman and Chief Executive Officer

3 Easy Ways To Vote

Help your Company avoid the expense of further solicitation by voting today. You may use one of the following simple methods to vote your shares:

1.	Vote by Telephone. Call toll free 800-690-6903. Have your control number listed on the form ready and follow the simple instructions.

2.	Vote by Internet. Go to www.proxyvote.com. Have your control number listed on the form ready and follow the simple instructions.

3.	Vote by Mail. Mark, sign, date and return your proxy or voting instruction form in the postage-paid return envelope provided.

Please Act Today

YOUR VOTE IS IMPORTANT

Please help your Company save additional solicitation costs by signing, dating and mailing your proxy card or voting instruction form today.  Internet and telephone voting are also available.  Please refer to your proxy card or voting instruction form for instructions.  Street name shareholders: Your bank or broker cannot vote your shares on any proposals unless it receives your specific instructions. Please return your vote immediately.  If you have any questions or need assistance voting your shares, please call D. F. King & Co., Inc., which is assisting us, toll-free at (800) 829-6554.

Additional Information and Where to Find It
In connection with the proposed merger, Saks filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and other documents relating to the proposed merger on October 3, 2013, and has mailed the proxy statement and the form of proxy to the Company’s shareholders.  BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT IN ITS ENTIRETY AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement and other documents that the Company files with the SEC from the SEC’s website at www.sec.gov and the Company’s website at www.saksincorporated.com. In addition, the proxy statement and other documents filed by the Company with the SEC (when available) may be obtained from the Company free of charge by directing a request to Saks Incorporated, Investor Relations Department, 12 East 49th Street, New York, New York 10017, telephone: (865) 981-6243.

The Company and its directors, executive officers and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s shareholders with respect to the proposed acquisition of the Company by HBC. Security holders may obtain information regarding the names, affiliations and interests of such individuals in the Company’s Annual Report on Form 10-K for the fiscal year ended February 2, 2013, and its definitive proxy statement for the 2013 annual meeting of shareholders. Additional information regarding the interests of such individuals in the proposed acquisition of the Company by HBC is included in the definitive proxy statement regarding the acquisition. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and the Company’s website at www.saksincorporated.com.